EXHIBIT 99.1

Brookfield Asset Management Announces Record Third Quarter Results

Fundraised a Record $30 Billion in the Third Quarter

Record Fee-Related Earnings Up 19% Over the Last Twelve Months

Announced Agreement to Acquire Remaining Interest in Oaktree

NEW YORK, Nov. 07, 2025 (GLOBE NEWSWIRE) -- Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) (“BAM”), a leading global alternative asset manager headquartered in New York with over $1 trillion of assets under management, today announced financial results for the quarter ended September 30, 2025.

Connor Teskey, President of Brookfield Asset Management, stated, “We delivered strong results this quarter, highlighted by records in both capital raising of $30 billion and deployment of $23 billion, driving earnings to an all-time high for our business. We also realized record monetizations of $15 billion, underscoring the strength of our platform across a broad range of strategies.”

He continued, “In October, we announced an agreement to acquire the remaining interest in Oaktree. Over the past six years, this partnership has exceeded all expectations, and full ownership will allow us to work together more closely—deepening collaboration across our businesses, driving greater efficiency, and enhancing the value we deliver to our clients and shareholders.”

Financial Results

We delivered record results in the third quarter, underscored by strong capital inflows and robust deployments.

Unaudited For the periods ended (US$ millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2024	2025	2024
Fee-related earnings[1]	$754	$644	$2,805	$2,360
Add: Investment & other income (net of interest expense)[2]	(6)	51	93	164
Add: Equity-based compensation costs	11	8	44	34
Less: Cash taxes	(98)	(84)	(365)	(258)
Distributable earnings[1]	$661	$619	$2,577	$2,300

Fee-related earnings per share	$0.46	$0.39	$1.72	$1.45
Distributable earnings per share	$0.41	$0.38	$1.58	$1.41

Net income attributable to BAM	$724	$544	$2,613	$1,854

See endnotes

Net income attributable to BAM totaled $724 million in the quarter and $2.6 billion over the last twelve months, up 33% and 41%, respectively.

Fee-related earnings (“FRE”) were a record $754 million or $0.46 per share in the quarter, a 17% increase over the prior year. Over the last twelve months, FRE increased 19% to $2.8 billion, or $1.72 per share, with margins expanding to 58% in the quarter, and 57% over the last twelve months.

Distributable earnings (“DE”) were $661 million, or $0.41 per share in the quarter and $2.6 billion, or $1.58 per share over the last twelve months, up 7% and 12%, respectively.

Operating Results

Earnings growth was driven by record organic fundraising of $30 billion in the quarter and over $100 billion in the past twelve months. Fee-bearing capital grew to $581 billion, up 8% year-over-year, driven by strong fundraising and deployments within our infrastructure, transition, and credit businesses.

Our successful quarterly fundraising came from a broad range of strategies, with nearly 80% of capital raised coming from our complementary strategies. Some of the more notable progress on our fundraising efforts include:

  During the quarter, we held the final institutional closing of the second vintage of our global transition flagship strategy for $20 billion. This exceeded our target and the record set by the prior vintage to become the world’s largest private fund dedicated to the transition to clean energy. This continues the strong momentum from our most recent flagship real estate fund, which also exceeded expectations and, on close of the regional sleeves, will be our largest real estate strategy ever raised at more than $17 billion.
  We expect fundraising momentum to continue in the coming quarters, led by the seventh vintage of our private equity flagship fund, which we recently launched; the sixth vintage of our infrastructure flagship fund, which we expect to launch in early 2026; and the first close of our inaugural AI Infrastructure fund expected before year-end. We expect both our private equity and infrastructure flagships to be the largest in their respective series, with the AI Infrastructure fund among our largest first-time strategies.

We have also continued to see an increasingly more favorable transaction environment driven by the enduring global investment themes on which we focus. We deployed a total of $23 billion into attractive investment opportunities during the quarter, marking our largest quarter for deployments ever.

Market conditions have likewise supported our ability to monetize investments at strong valuations. During the quarter, we sold assets valued at $25 billion, representing $15 billion of equity value.

Our infrastructure and transition franchise remains one of the largest and most established globally, serving as a cornerstone of our platform and a key driver of long-term growth. Over the past year, we raised $30 billion, deployed $30 billion, and monetized $11 billion at approximately 20% returns—demonstrating the strength, scale, and consistency of performance across our platforms. Across flagship, core, and adjacent strategies, our size and operating capabilities position us as a partner of choice for governments and corporations seeking to develop and modernize essential infrastructure worldwide.

Third quarter highlights of our activities across each of our business groups include:

Infrastructure

  Fundraising: We raised $3.5 billion, including $800 million raised within our infrastructure private wealth strategy, which now stands at $7.0 billion.
  Deployment: We deployed $9.3 billion, including $3.8 billion toward the acquisition of Hotwire Communications and $3.4 billion for the acquisition of Colonial Enterprises, both announced in the prior quarter.

  Subsequent to quarter end, we entered into a $5.0 billion strategic partnership agreement with Bloom Energy to install up to 1 GW of behind-the-meter, low-emission, power generation, representing our first investment for our AI infrastructure fund.
  Monetizations: We monetized $4.2 billion, including $1.7 billion from a portfolio of stabilized data center assets developed by our Data4 platform and $1.7 billion from the sale of Patrick Terminals, a container terminal operations business in Australia.

Renewable Power & Transition

  Fundraising: We raised $6.3 billion, including over $4.0 billion raised for the final close for the second vintage of our global transition flagship strategy.
  Monetizations: We monetized $2.1 billion from a leading South American power business.

Private Equity

  Fundraising: We raised $2.1 billion, including $1.4 billion across two inaugural complementary funds, our Middle East private equity and financial infrastructure funds.

  Subsequent to quarter-end, we held a final close for the inaugural Pinegrove opportunistic strategy for $2.5 billion, exceeding its initial target and ranking among the largest first-time venture, growth, or secondaries funds ever raised.

Real Estate

  Fundraising: We raised $2.0 billion, including $1.0 billion for the fifth vintage of our real estate flagship platform across regional sleeves and co-investments.
  Deployment: We deployed $1.9 billion of capital, including the acquisitions of Generator Hostels, a leading European lifestyle hostel platform, and a Singapore industrial portfolio.

Credit

  Fundraising: We raised nearly $16 billion of capital, including $6.1 billion from long-term private funds, of which approximately $800 million was raised the fourth vintage of our infrastructure mezzanine credit strategy. We raised $3.7 billion from liquid credit strategies and $1.1 billion from perpetual credit funds.

  We also raised over $5.0 billion from Brookfield Wealth Solutions and an SMA agreement with a leading Japanese insurance company, marking our first entry into the Japanese insurance market.
  Deployment: We deployed $9.9 billion across our credit platform, including $2.1 billion out of our opportunistic credit flagship strategy, $1.0 billion out of our strategic credit fund, $1.5 billion across our insurance solutions vehicle, and over $600 million across our infrastructure mezzanine credit strategy.
  Monetizations: We monetized $5.0 billion across our credit platform, including $2.2 billion across our opportunistic debt investments, and $1.3 billion across strategic credit vehicles.

Strategic Initiatives and Partnerships

  Oaktree: In October, we, along with Brookfield Corporation (“BN”) announced the acquisition of the approximate 26% interest in Oaktree that we do not already own for total consideration of approximately $3.0 billion. BAM will fund approximately $1.6 billion and BN $1.4 billion, reflecting the current proportionate ownership. BAM will acquire Oaktree’s fee-related earnings, carried interest in certain funds (net of BN’s 33% royalty), and partner manager interests in 17Capital and DoubleLine—creating a fully integrated, leading global credit platform with significant scale and capability. The transaction is structured to be non-dilutive to shareholders, immediately accretive to FRE, and fully aligned with our asset-light model. With Oaktree’s leadership remaining in place, we expect to drive improved operating leverage from the combined platform and position the business for continued growth. The transaction is expected to close in the first half of 2026 and is subject to customary closing conditions, including regulatory approvals.
  Angel Oak: In October, we completed its acquisition of a majority interest in Angel Oak, a leading asset manager focused on specialty mortgage and consumer credit solutions with $11 billion of fee-bearing capital. The partnership aligns with our strategy of investing alongside best-in-class credit managers that operate in specialized sectors. Angel Oak’s origination strength, deep market expertise, and vertically integrated platform enhance our presence in the U.S. mortgage credit market and complement Brookfield’s leading asset-backed finance business and broader private credit franchise.
  Just Group: In September, Just Group shareholders approved Brookfield Wealth Solution’s (“BWS”) acquisition offer. This previously announced acquisition creates an opportunity for BWS to further its investment in the U.K. market and will add approximately $36 billion of assets to its investment portfolio. While BAM is not contributing capital to the transaction or taking on insurance liabilities, we will become the investment manager for a significant portion of this portfolio, on terms consistent with our existing investment management agreement with BWS. The transaction is expected to close in the first half of 2026 and is subject to customary closing conditions including regulatory approvals.
  U.S. Government: In October, we announced a strategic partnership with the U.S. Government to accelerate the deployment of nuclear power. The U.S. Government has committed to investing $80 billion to develop new nuclear power plants across the U.S. utilizing Westinghouse technology. This partnership will help unlock the potential that Westinghouse and nuclear energy can play to accelerate the growth of artificial intelligence, while meeting growing electricity demand and energy security needs at scale.

Uncalled Fund Commitments and Liquidity

As of September 30, 2025, we had $125 billion of uncalled fund commitments, $55 billion of which are not earning fees but will earn approximately $550 million annually once deployed.

We had corporate liquidity of $2.6 billion on our balance sheet as of September 30, 2025, comprised of cash, short term financial assets, and the undrawn capacity on our revolving credit. In September, we issued $750 million of new, 30-year senior unsecured notes with a coupon of 6.077%. Additionally, we increased the capacity of our revolver by $300 million, bringing our total revolver capacity to $1.0 billion.

Regular Dividend Declaration

The board of directors of BAM declared a quarterly dividend of $0.4375 per share, payable on December 31, 2025, to shareholders of record as of the close of business on November 28, 2025.

End Notes

1.	See Reconciliation of Net Income to FRE and DE on page 8 and Non-GAAP and Performance Measures section on page 10.
2.	Other income includes BAM's portion of equity method investments’ realized carried interest, investment income, interest expense and other items.

Brookfield Asset Management Balance Sheets

Unaudited As at (US$ millions)	Sept 30,	Dec 31,
	2025	2024
Assets
Cash and cash equivalents	$1,062	$404
Accounts receivable and other	638	714
Investments	9,641	9,355
Investments of consolidated funds	487	251
Due from affiliates	3,408	2,500
Deferred income tax assets and other assets	1,285	933
Total assets	$16,521	$14,157

Liabilities
Accounts payable and other	$2,888	$1,577
Corporate borrowings	1,486	—
Borrowings of consolidated funds	453	251
Due to affiliates	899	1,092
Deferred income tax liabilities and other	1,683	2,149
Total liabilities	7,409	5,069

Equity	9,112	9,088

Total liabilities and equity	$16,521	$14,157

Brookfield Asset Management Statements of Operations

Unaudited For the periods ended (US$ millions, except per share amounts)	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2024	2025	2024
Revenues
Management and incentive fee revenues	$974	$873	$2,859	$2,480
Carried interest income, net of amounts attributable to BN	241	104	421	190
Other revenues, net	30	140	121	247
Other revenues of consolidated funds	7	—	22	—
Total revenues	1,252	1,117	3,423	2,917

Expenses
Compensation, operating, and general and administrative expenses	(489)	(430)	(1,336)	(1,158)
Interest expense	(20)	(8)	(54)	(17)
Interest expense of consolidated funds	(6)	—	(22)	—
Total expenses	(515)	(438)	(1,412)	(1,175)
Other expenses	(87)	(107)	(386)	(199)
Other income of consolidated funds	10	—	37	—
Share of income from equity method investments	110	61	349	194
Income before taxes	770	633	2,011	1,737
Income tax expense	(78)	(96)	(228)	(309)
Net income	692	537	1,783	1,428
Net loss attributable to BN	38	7	162	52
Net income attributable to consolidated funds	(6)	—	(20)	—
Net income attributable to BAM	$724	$544	$1,925	$1,480

Net income attributable to BAM per share
Basic	$0.45	$0.34	$1.19	$0.92
Diluted	$0.44	$0.34	$1.18	$0.92

SELECT FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO FEE-RELATED EARNINGS AND DISTRIBUTABLE EARNINGS

Unaudited For the periods ended (US$ millions)	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2024	2025	2024
Net income	$692	$537	$1,783	$1,428
Add or subtract the following:
Provision for taxes[1]	78	96	228	309
Depreciation and amortization[2]	30	4	44	11
Carried interest allocations[3]	(112)	(55)	(51)	13
Carried interest allocation compensation[3]	(20)	38	142	82
Other income and expenses[4]	97	69	207	117
Interest expense[5]	26	8	76	17
Interest and dividend revenue[5]	(31)	(34)	(93)	(117)
Other revenues[6]	(143)	(141)	(455)	(313)
Share of income from equity method investments[7]	(110)	(61)	(349)	(194)
Fee-related earnings of equity method investments at our share[7]	132	87	341	235
Compensation costs recovered from affiliates[8]	121	95	250	184
Other adjustments[9]	(6)	1	5	7
Fee-related earnings	754	644	2,128	1,779
Add: Investment & other income (net of interest expense)[10]	(6)	51	41	118
Add: Equity-based compensation costs	11	8	36	30
Less: Cash taxes[11]	(98)	(84)	(277)	(213)
Distributable earnings	$661	$619	$1,928	$1,714

1.	This adjustment removes the impact of income tax provisions on the basis that we do not believe this item reflects the present value of the actual tax obligations that we expect to incur over the long-term due to the substantial deferred tax assets of BAM.
2.	This adjustment removes the depreciation and amortization on property, plant and equipment and intangible assets, which are non-cash in nature and therefore excluded from FRE as well as certain capital depreciation costs recharged from BAM's affiliates.
3.	These adjustments remove the impact of both unrealized and realized carried interest allocations and the associated compensation expense. Unrealized carried interest allocations and associated compensation expense are non-cash in nature. Carried interest allocations and associated compensation costs are included in DE once realized.
4.	This adjustment removes other income and expenses associated with fair value changes for consolidated entities and funds.
5.	This adjustment removes interest and charges paid or received by consolidated entities and funds.
6.	This adjustment adds back other revenues earned that are non-cash in nature.
7.	These adjustments remove our share of equity method investments' earnings, including items 1) to 6) above and include its share of equity method investments' fee-related earnings.
8.	This item adds back compensation costs that will be borne by affiliates.
9.	This adjustment adds base management fees earned from funds that are eliminated upon consolidation and other items.
10.	This adjustment adds back other income associated with our portion of partly owned subsidiaries’ investment income, realized carried interest, interest income and interest expense.
11.	Represents the impact of cash taxes paid by the business.

RECONCILIATION OF BASE MANAGEMENT AND ADVISORY FEES TO FEE REVENUES

Unaudited For the periods ended (US$ millions)	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2024	2025	2024
Base management and advisory fees	$859	$768	$2,511	$2,163
Incentive fees[1]	116	106	349	318
Fee revenues from equity method investments[2]	414	336	1,131	997
Other adjustments[3]	1	—	(16)	(7)
Fee revenues	$1,390	$1,210	$3,975	$3,471

1.	This adjustment adds incentive distributions that are included in fee revenues.
2.	This adjustment adds management fees at 100% ownership.
3.	This adjustment involves base management fees earned from funds that are eliminated upon consolidation and other items.

Additional Information

Shareholders are encouraged to review additional information about Brookfield Asset Management’s results, available on our website under the “Reports & SEC Filings” section at bam.brookfield.com. The Supplemental for the three and twelve months ended September 30, 2025 is available today and provides further details on the company’s strategy, operations, and financial results. Our Third Quarter 2025 Letter to Shareholders will be published on November 13, 2025, exploring the major themes shaping Brookfield’s long-term strategy and outlook.

The statements contained herein are based primarily on information that has been extracted from our financial statements for the quarter ended September 30, 2025, which have been prepared using U.S. GAAP. The amounts have not been audited by BAM’s external auditor.

BAM’s board of directors has reviewed and approved this document, including the summarized unaudited consolidated financial statements, prior to its release.

Information on our dividends can be found on our website under the “Share Information” section at bam.brookfield.com.

Quarterly Earnings Call Details

Investors, analysts and other interested parties can access BAM’s Third Quarter 2025 Results, as well as the Letter to Shareholders and Supplemental Information, on its website under the “Reports & SEC Filings” section at bam.brookfield.com.

To participate in the Conference Call today at 9:00 a.m. ET, please preregister at https://register-conf.media-server.com/register/BI14a91b0d36da4f0d9bc22394a8fb0dc7. Upon registering, you will be emailed a dial-in number, and unique PIN.

The Conference Call will also be webcast live at https://edge.media-server.com/mmc/p/hr9q8cwa/. For those unable to participate in the Conference Call, the telephone replay will be archived and available for 90 days, or on our website at bam.brookfield.com.

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, renewable power and transition, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

Please note that Brookfield Asset Management Ltd.’s previous audited annual and unaudited quarterly reports have been filed on EDGAR and SEDAR+ and can also be found in the investor section of its website at bam.brookfield.com. Hard copies of the annual and quarterly reports can be obtained free of charge upon request.

For more information, please visit our website at bam.brookfield.com or contact:

Media: Simon Maine Tel: +44 739 890 9278 Email: simon.maine@brookfield.com	Investor Relations: Jason Fooks Tel: (866) 989-0311 Email: jason.fooks@brookfield.com

Non-GAAP and Performance Measures of our Asset Management Business

This news release and accompanying financial information are based on generally accepted accounting principles in the United States of America (“U.S. GAAP”).

We make reference to Distributable Earnings (“DE”), which is referring to the sum of its fee-related earnings, realized carried interest, realized principal investments, interest expense, and general and administrative expenses; excluding equity-based compensation costs and depreciation and amortization. The most directly comparable measure disclosed in the primary financial statements of Brookfield Asset Management for DE is net income. This provides insight into earnings received by the company that are available for distribution to common shareholders or to be reinvested into the business.

We use Fee-Related Earnings (“FRE”) and DE to assess our operating results and the value of Brookfield’s business and believe that many shareholders and analysts also find these measures of value to them.

We disclose a number of financial measures in this news release that are calculated and presented using methodologies other than in accordance with U.S. GAAP. These financial measures, which include FRE and DE, should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with U.S. GAAP. We caution readers that these non-GAAP financial measures or other financial metrics are not standardized under U.S. GAAP and may differ from the financial measures or other financial metrics disclosed by other businesses and, as a result, may not be comparable to similar measures presented by other issuers and entities.

We provide additional information on key terms and non-GAAP measures in our filings available at bam.brookfield.com.

Notice to Readers

BAM is not making any offer or invitation of any kind by communication of this news release and under no circumstance is it to be construed as a prospectus or an advertisement.

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies, capital management and outlook of BAM and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of BAM are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “target”, “project”, “forecast”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to future results, performance, achievements, prospects or opportunities of BAM or the US, Canadian or international markets.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: (i) volatility in the trading price of our class A limited voting shares; (ii) deficiencies in public company financial reporting and disclosures; (iii) the difficulty for investors to effect service of process and enforce judgments in various jurisdictions; (iv) being subjected to numerous laws, rules and regulatory requirements; (v) the potential ineffectiveness of our policies to prevent violations of applicable law; (vi) foreign currency risk and exchange rate fluctuations; (vii) further increases in interest rates; (viii) political instability or changes in government; (ix) unfavorable economic conditions or changes in the industries in which we operate; (x) inflationary pressures; (xi) catastrophic events, such as earthquakes, hurricanes, or pandemics/epidemics; (xii) ineffective management of sustainability considerations, and inadequate or ineffective health and safety programs; (xiii) failure of our information technology systems; (xiv) us and our managed assets becoming involved in legal disputes; (xv) losses not covered by insurance; (xvi) inability to collect on amounts owing to us; (xvii) operating and financial restrictions through covenants in our loan, debt and security agreements; (xviii) the material assets of BAM consist solely of its interest in the common shares of Brookfield Asset Management ULC; (xix) our liability for our asset management business; (xx) our ability to maintain our global reputation; (xxi) risks related to our renewable power and transition, infrastructure, private equity, real estate, and credit strategies; (xxii) the impact on growth in fee-bearing capital of poor product development or marketing efforts; (xxiii) meeting our financial obligations due to our cash flow from our asset management business; (xxiv) our acquisitions; (xxv) requirement of temporary investments and backstop commitments to support our asset management business; (xxvi) revenues impacted by a decline in the size or pace of investments made by our managed assets; (xxvii) our earnings growth can vary, which may affect our dividend and the trading price of our class A limited voting shares; (xxviii) exposed risk due to increased amount and type of investment products in our managed assets; (xxix) information barriers that may give rise to conflicts and risks; (xxx) Brookfield Corporation (“BN”) exercising substantial influence over BAM; (xxxi) BN transferring the ownership of BAM to a third party; (xxxii) potential conflicts of interest with BN; (xxxiii) difficulty in maintaining our culture or managing our human capital; (xxxiv) United States and Canadian taxation laws and changes thereto and (xxxv) other factors described from time to time in our documents filed with the securities regulators in the United States and Canada.

We caution that the foregoing list of important factors that may affect future results is not exhaustive and other factors could also adversely affect future results. Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, BAM undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.

Past performance is not indicative nor a guarantee of future results. There can be no assurance that comparable results will be achieved in the future, that future investments will be similar to historic investments discussed herein, that targeted returns, growth objectives, diversification or asset allocations will be met or that an investment strategy or investment objectives will be achieved (because of economic conditions, the availability of appropriate opportunities or otherwise).

Target returns and growth objectives set forth in this news release are for illustrative and informational purposes only and have been presented based on various assumptions made by BAM in relation to the investment strategies being pursued, any of which may prove to be incorrect. There can be no assurance that targeted returns or growth objectives will be achieved. Due to various risks, uncertainties and changes (including changes in economic, operational, political or other circumstances) beyond BAM’s control, the actual performance of the business could differ materially from the target returns and growth objectives set forth herein. In addition, industry experts may disagree with the assumptions used in presenting the target returns and growth objectives. No assurance, representation or warranty is made by any person that the target returns or growth objectives will be achieved, and undue reliance should not be put on them.

Certain of the information contained herein is based on or derived from information provided by independent third-party sources. While BAM believes that such information is accurate as of the date it was produced and that the sources from which such information has been obtained are reliable, BAM makes no representation or warranty, express or implied, with respect to the accuracy, reasonableness or completeness of any of the information or the assumptions on which such information is based, contained herein, including but not limited to, information obtained from third parties.